Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

MONDELĒZ INTERNATIONAL, INC.

(Effective as of October 19, 2022)

ARTICLE I

Meetings of Shareholders

Section 1.    Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

Section 2.    Special Meetings.

(a)    A majority of the Board of Directors or the Chair of the Board may call special meetings of the shareholders. Special meetings shall be held solely for the purposes specified in the notice of meeting.

(b)    The Board of Directors shall call a special meeting of shareholders after the secretary receives a valid request or requests for a special meeting of shareholders from the record holders of shares representing at least twenty percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes of the Corporation’s capital stock entitled to vote on the matter(s) proposed to be voted on at such meeting. To be valid, the request or requests must (i) be written, (ii) be delivered to the secretary at the Corporation’s principal executive offices (the date on which the secretary receives the request is the “Delivery Date”), (iii) include (1) the specific purpose(s) of the special meeting of shareholders and the matter(s) proposed to be voted on at the meeting, (2) the information required pursuant to Article I, Section 11(c) of these By-Laws in connection with any nomination or other business being proposed by the requesting shareholder or shareholders as if such special meeting were an annual meeting of shareholders (provided that information shall not be required pursuant to this clause (2) solely with respect to a shareholder that is not an affiliate, associate or control person of, or acting in concert with, any other requesting shareholder, and has requested the special meeting in response to a solicitation statement filed by another shareholder seeking support from the Requisite Percentage of shareholders for such special meeting pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and such shareholder a “Solicited Shareholder”)), and (3) documentary evidence that the requesting record holders own the Requisite Percentage at the time the secretary receives the request and (iv) be signed and dated by the record holder(s). If the requesting record holder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the written request must also include documentary evidence that the beneficial owners on whose behalf the request(s) are made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage on the Delivery Date. The shareholders (except for any Solicited Shareholders) requesting the special meeting shall (1) notify the Corporation of any inaccuracy or change (within 2 business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (2) promptly update and supplement any information previously provided to the Corporation pursuant to this By-Law so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the special meeting and (z) as of the date that is 10 business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the Corporation’s principal executive offices not later than 5 business days after the voting record date for the meeting in the case of the update and supplement required to be made as of the voting record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. Any shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the secretary at the Corporation’s principal executive offices. In addition, any Requesting Holder’s failure to appear at the special meeting of shareholders or to send the Requesting Holder’s qualified representative (for purposes of these By-Laws, as defined in Article I, Section 11(c)(ii)) to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders also constitutes a revocation of such request.

The Corporation is not required to call a special meeting of shareholders pursuant to this Section 2(b) with respect to any matter if (x) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within 60 days prior to the Delivery Date or will be included on the agenda at an annual meeting to be held within 90 days after the Delivery Date (for purposes of this clause (x), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors), or (y) the purpose of the special meeting of shareholders is not a proper matter for shareholder action or is otherwise unlawful, or (z) the written request for a special meeting of shareholders itself violated applicable law(s) or was not made in accordance with these By-Laws.

The business conducted at the special meeting of shareholders called in accordance with this Section 2(b) shall be limited to the business set forth in the notice of the meeting; provided that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.

Section 3.    Place of Meetings. Each meeting of the shareholders shall be held at such place (or by remote communication, if authorized by the Board of Directors) as may be fixed by the Board of Directors.

Section 4.    Notice of Meetings. Notice, stating the place (or means of remote communication, if authorized by the Board of Directors), day and time and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified herein or by law), to each shareholder of record in respect of the business to be transacted thereat. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets pursuant to Section 13.1-724 of the Virginia Stock Corporation Act, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting. A record date fixed by the Board of Directors with respect to any meeting of the shareholders shall be the record date for determining shareholders entitled to notice of and to vote at such meeting, unless the Board of Directors, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting such shareholder objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless such shareholder objects to considering the matter when it is presented.

Section 5.    Quorum and Adjournment. At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person (including by means of remote communication, if authorized by the Board of Directors) or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new voting record date is set for that meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation, and except that the election of directors shall be determined in accordance with Article II, Section 4. The chair of the meeting of shareholders shall have the right and authority to adjourn or recess the meeting. The shareholders, even though less than a quorum, may adjourn the meeting.

Section 6.    Organization and Order of Business. The chair, the lead director, if any, in the chair’s absence, or the most senior executive officer, if there is no lead director or in the lead director’s absence, shall act as chair of all meetings of the shareholders. The secretary, or an assistant secretary, in the secretary’s absence, shall act as secretary at all meetings of the shareholders. In the absence of the secretary or an assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of shareholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 7.    Voting. A shareholder may vote his, her or its shares in person (including by means of remote communication, if authorized by the Board of Directors) or by proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of shareholders. Unless required by statute or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy; provided, however, that if authorized by the Board of Directors, any shareholder vote to be taken by written ballot may be satisfied by a ballot submitted by electronic transmission by the shareholder or the shareholder’s proxy, provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or the shareholder’s proxy.

Section 8.    Proxies. A shareholder or shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which one can determine the date of the transmission and that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission. For purposes of these By-Laws, “electronic transmission” means any form or process of communication, not directly involving the physical transfer of paper or other tangible medium, that is suitable for the retention, retrieval and reproduction of information by the recipient and that is retrievable in paper form by such a recipient through an automated process used in conventional commercial practice. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any proxy shall be delivered to the secretary of the meeting or to the inspectors of election appointed in accordance with Section 9, at or prior to the time designated by the chair of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy.

Section 9.    Inspectors. In connection with every meeting of the shareholders, the Corporation shall appoint one or more inspectors to ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting; determine the validity of proxy appointments and ballots; count all votes; and make a written report of the results. Each inspector shall verify in writing that the inspector will faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the Corporation, but no candidate for election as director shall be appointed or act as inspector. An inspector may appoint or retain other persons to assist the inspector in the performance of the inspector’s duties.

Section 10.    Proposals of Business and Nominations at Meetings of Shareholders.

(a)    Annual Meetings of Shareholders. At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with Article I, Section 11 or Article II, Section 4(d), as applicable, of these By-Laws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (x) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (y) be entitled to vote at such annual meeting and (z) comply with the procedures set forth in these By-Laws as to such business or nomination (including Article I, Sections 11 and 12 and Article II, Section 4(d), as applicable). The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b)    Special Meetings of Shareholders. At any special meeting of the shareholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the special meeting pursuant to Article I, Section 2(b). Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that (i) the Board of Directors has determined that directors shall be elected at such special meeting or (ii) the special meeting was properly called pursuant to Article I, Section 2(b) for the purpose of electing directors, by any shareholder of the Corporation who (x) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the procedures set forth in these By-Laws (including Article I, Section 2(b) and Section 11, as applicable) as to such nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(c)    General. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before any meeting of shareholders was made or proposed, as the case may be, in accordance with these By-Laws and, if any proposed nomination or other business is not in compliance with these By-Laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded, notwithstanding that proxies or votes in respect of such matter may have been received by the Corporation. If the shareholder or its qualified representative fails to appear at the meeting, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies or votes in respect of such matter may have been received by the Corporation. Any proposal of business by a shareholder must be a valid matter for shareholder action under state law, the Articles of Incorporation and these By-Laws.

Section 11.    Advance Notice of Shareholder Business and Nominations.

(a)    Annual Meeting of Shareholders. Without qualification or limitation, subject to Article I, Section 11(c)(vi) and Article II, Section 4(d), for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Article I, Section 10(a) of these By-Laws, the shareholder must have given timely notice thereof in proper form (including, in the case of nominations, the fully completed and signed questionnaire, representation and agreement required by Article I, Section 12) and timely updates and supplements thereof in writing to the secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to, and not later than the close of business on the 90th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in the preceding two sentences to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Article I, Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. If a shareholder who has given timely notice as required herein to make a nomination or bring other business before any such meeting and intends to authorize a qualified representative to act for such shareholder as a proxy to present the proposal at such meeting, the shareholder shall give notice of such authorization in writing to the secretary not less than 3 business days before the date of the meeting, including the name and contact information for such person.

(b)    Special Meetings of Shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the shareholder gives timely notice thereof in proper form (including the fully completed and signed questionnaire, representation and agreement required by Article I, Section 12 of these By-Laws) and timely updates and supplements thereof in writing to the secretary. In order to be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. If a shareholder who has given timely notice as required herein to bring any business before any such meeting and intends to authorize a qualified representative to act for such shareholder as a proxy to present the proposal at such meeting, the shareholder shall give notice of such authorization in writing to the secretary not less than 3 business days before the date of the meeting, including the name and contact information for such person. Notwithstanding the foregoing provisions of this Section 11(b), the procedures set forth in Article I, Section 2(b) are the exclusive means by which a shareholder that requests a special meeting can make nominations or other business proposals at such meeting.

(c)    Other Provisions.

(i)    To be in proper form, a shareholder’s notice (whether given pursuant to Article I, Section 2(b), Section 11(a) or Section 11(b) of these By-Laws) to the secretary must include the following, as applicable:

(1)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates, associates, control persons or others acting in concert therewith as well as the names of and number of shares held by any bank, broker or other nominee or custodian holding shares on any such person’s behalf, (ii) (A) the class or series and number of shares of the Corporation and any other securities of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner, if any, or their respective affiliates, associates, control persons or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar instrument or right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement or similar instrument or arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or similar instrument, arrangement, transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates, associates, control persons or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates, associates, control persons or others acting in concert therewith, (C) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement or understanding pursuant to which such shareholder, beneficial owner, if any, or any of their affiliates, associates, control persons or others acting in concert therewith has a right to vote any class or series of shares of the Corporation, (D) any instrument, agreement, arrangement, understanding or otherwise, including any short position, hedging transaction, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, beneficial owner, if any, or their respective affiliates, associates, control persons or others acting in concert therewith, with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends or other distributions on the shares of the Corporation owned beneficially by such shareholder, beneficial owner, if any, or their respective affiliates, associates, control persons or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation and (F) any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner, if any, or any such affiliate, associate, control person or other acting in concert therewith, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments or Short Interests, if any, (iii) a representation as to whether the shareholder, such beneficial owner, if any, or any of their respective affiliates or associates, control persons or others acting in concert or other participant (which, for purposes of these By-Laws, has the meaning given in Item 4 of Schedule 14A under the Exchange Act) therewith intends to engage in a solicitation in support of, as applicable, (A) such business and, if so, (1) whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) promulgated under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, and (2) confirming the names of the participants in the solicitation, or (B) director nominees other than the Corporation’s nominees and, if so, confirming (1) whether such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the voting power of the Corporation’s stock required pursuant to, and will in all other respects engage in such solicitation in accordance with, Rule 14a-19 promulgated under the Exchange Act, and (2) confirming the names of the participants in the solicitation, (iv) a description of any plans or proposals which such shareholder, beneficial owner (if any), affiliate, associate, control person or others acting in concert therewith may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and any agreements, arrangements or understandings with respect to the nomination or other business between or among such shareholder, beneficial owner (if any), affiliate, associate, control person or others acting in concert therewith and any other person, including, without limitation, any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in each case, regardless of whether the requirement to file a Schedule 13D is applicable), and (v) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(2)    if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (1) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, and their respective affiliates, associates and control persons, or others acting in concert therewith, in such business and (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration);

(3)    as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (1) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates, associates and control persons, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or any beneficial owner on whose behalf the nomination is made, if any, or any affiliate, associate or control person thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a written statement, not to exceed 500 words, in support of such nominee; and

(4)    with respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (1) and (3) above, also include a fully completed and signed questionnaire, representation and agreement required by Article I, Section 12 of these By-Laws. Any proposed nominee shall also furnish such other information as may be reasonably requested by the Corporation, including, without limitation, information reasonably requested to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Such additional information shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within 5 business days after such request.

(ii)    For purposes of these By-Laws: shares shall be treated as “beneficially owned” by a person, and such person a “beneficial owner” of such shares, for purposes of Article I, Section 11(c)(i)(1)(ii), if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has shares pursuant to any agreement, arrangement or understanding (whether or not in writing), including: (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others, and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares; “control person” shall mean each director, executive, managing member or control person of an entity; the “close of business” shall mean 5:00 p.m. local time, at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day; “public announcement” shall mean disclosure in a press release reported by a national news service, including the Dow Jones News Service and the Associated Press, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; and “qualified representative” with respect to a shareholder shall mean a duly authorized officer, manager or partner of such shareholder or a person authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of such writing) delivered to the secretary of the Corporation at the principal executive offices of the Corporation prior to the making of such nomination or proposal at the meeting which states that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(iii)    Notwithstanding the provisions of these By-Laws, a shareholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations thereunder (including Rule 14a-19), with respect to any nomination, proposal or other matter set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals of other business to be considered pursuant to Article I, Section 2(b), Section 11 and Section 12. For the avoidance of doubt, a shareholder’s obligation to update and/or supplement such shareholder’s notice under these By-Laws, as set forth in Article I, Section 2(b), Section 11(a) and Section 11(b), shall not be deemed to permit such shareholder to cure any defects in any such notice existing as of the time required for the giving of such notice, limit the rights or remedies available to the Corporation relating to any such defect or extend any applicable deadlines hereunder or otherwise applicable to any nomination or proposal, nor shall a shareholder be permitted to amend, update or submit a new nomination or proposal, including by changing or adding nominees or proposals proposed to be brought before a meeting of the shareholders, after the time first required for the giving of the shareholder’s notice under these By-Laws.

(iv)    In addition to the other requirements set forth in these By-Laws and without limiting the generality of the foregoing, unless otherwise required by law, (a) no shareholder, beneficial owner, if any, on whose behalf a nomination is made, or any of their affiliates, associates, control persons or others acting in concert therewith, or any other participant in the solicitation, shall solicit proxies in support of any director nominee other than the Corporation’s nominees unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, and (b) if any shareholder, beneficial owner, if any, or any of their affiliates, associates, control persons or others acting in concert therewith or other participant (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these By-Laws) and (2) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19 promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited in respect of any such director nominee and the nomination shall be disregarded, notwithstanding that proxies or votes in respect of such nominee may have been received by the Corporation. If any shareholder or beneficial owner, or any of their affiliates, associates, control persons or others acting in concert therewith or other participant, provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such person shall deliver to the Corporation, no later than 7 business days prior to the applicable meeting, reasonable evidence that it has met the applicable requirements of Rule 14a-19 promulgated under the Exchange Act. In no event may a shareholder nominate a greater number of director candidates than are subject to election by the shareholders at the applicable meeting.

(v)    Any shareholder directly or indirectly soliciting proxies from other shareholders in respect of any nomination or other proposal must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(vi)    Nothing in these By-Laws shall be deemed to affect the rights (a) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under law, the Articles of Incorporation or these By-Laws or (c) the rights of shareholders to act by unanimous written consent in accordance with the Articles of Incorporation and applicable law.

Section 12.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a shareholder, a person must deliver (in accordance with the time periods prescribed for delivery of a shareholder’s notice submitted pursuant to Article I, Section 2(b), Section 11(a) or Section 11(b), as applicable, under these By-Laws) to the secretary at the principal executive offices of the Corporation a fully completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request of a shareholder of record), and a fully completed and signed written representation and agreement (in the form provided by the secretary upon written request of a shareholder of record) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s legal duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, resignation, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time. For the avoidance of doubt, all information provided pursuant to this Article I, Section 12 shall be deemed part of the shareholder’s notice submitted pursuant to Article I, Section 2(b), Section 11(a) or Section 11(b), as applicable, of these By-Laws.

ARTICLE II

Board of Directors

Section 1.    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.    Number. The number of directors shall be set by the Board of Directors from time to time.

Section 3.    Term of Office. Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected and qualified.

Section 4.    Nomination and Election of Directors.

(a)    At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors.

(b)    Except as provided in subsection (c) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(c)    Subsection (b) shall not apply to any election of directors if, as of the expiration of the time when a shareholder may give notice of a nomination of a director pursuant to Article I, Section 11, there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (c) applies shall be elected by a plurality of the votes cast in such election.

(d)    The Corporation shall include in its proxy statement for any annual meeting of shareholders the name together with the Required Information (as defined below) of any person nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a notice (the “Notice”) that satisfies this subsection (d) and is delivered to the principal executive offices of the Corporation, addressed to the secretary of the Corporation, not less than 120 calendar days prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders, delivered by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of this subsection (d) (such shareholder or shareholders, and any Associated Person (as defined below) of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d). The Notice must be given either by personal delivery or by United States certified mail, postage prepaid.

(i)    For purposes of this subsection (d), the “Required Information” that the Corporation shall include in its proxy statement is: (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission, and (B) if the Eligible Shareholder so elects, a Statement (as defined below). For purposes of this subsection (d), “Associated Person” means any affiliate or associate of, or any other party acting in concert with or on behalf of: (A) a shareholder nominating a Shareholder Nominee, or (B) any beneficial owner on whose behalf the shareholder is acting.

(ii)    The Corporation shall not be required to include a Shareholder Nominee in its proxy materials for any special meeting of shareholders.

(iii)    The Corporation shall not be required to include a Shareholder Nominee in its proxy materials for which: (A) the secretary of the Corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder

Nominee for election to the Board of Directors pursuant to Article I, Section 11(a) and (B) the Eligible Shareholder or other shareholder does not expressly elect as a part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d).

(iv)    The number of Shareholder Nominee(s) (including any Shareholder Nominee(s)) elected to the Board of Directors at either of the two preceding annual meetings who is (are) standing for reelection and any Shareholder Nominee(s) that was (were) submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (d) but either is (are) subsequently withdrawn or that the Board of Directors or any committee designated by the Board of Directors decides to nominate for election to the Board of Directors (a “Board Nominee”) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of: (A) two Shareholder Nominees and (B) 20% of the number of directors in office as of the last day on which the Notice may be delivered or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (d) exceeds this maximum number, then each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, making their selections in the order of the amount (largest to smallest) of outstanding shares of the Corporation’s stock eligible to vote in the election of directors that each Eligible Shareholder disclosed as owned in the Notice of the nomination submitted to the Corporation. If after each Eligible Shareholder has selected one Shareholder Nominee the maximum number of Shareholder Nominees has not been reached, then this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)    An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least 3 years (the “Required Shares”) as of both the date the Notice is delivered to or mailed to the Corporation in accordance with this subsection (d) and the record date for determining shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (d), (A) the shares of stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that: (1) the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and (2) further provided that the group of shareholders shall have provided to the secretary of the Corporation (as a part of providing the Notice) a written agreement executed by each member designating one of the members as the exclusive member to interact with the Corporation on behalf of all members for purposes of this Section 4, and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified for providing the Notice, an Eligible Shareholder must provide in writing to the secretary of the Corporation: (i) to the extent not otherwise required to be provided pursuant to this subsection (d), the information required to be provided by Article I, Section 11(c) and

Section 12, and (ii) the following additional information: (A) one or more written statements from the record holder of the shares and from each intermediary through which the shares are or have been held during the requisite 3 year holding period verifying that, as of a date within 7 calendar days prior to the date the Notice is delivered to or mailed to the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding 3 years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within 5 business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Shareholder Nominee or Board Nominee (as provided by the secretary) for the Corporation to follow such processes for evaluation of such nominee as the Corporation follows in evaluating any other person being considered for nomination to the Board of Directors, (C) a copy of the Schedule 14N that has been filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (D) a representation that the Eligible Shareholder: (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (d), (3) has not engaged in and will not engage in, and has not and will not be, a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (5) intends to continue to own the Required Shares through the date of the annual meeting, and (6) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (E) an undertaking that the Eligible Shareholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (d), (3) file with the U.S. Securities and Exchange Commission all soliciting and other materials as required under subdivision (x) of this subsection (d), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting, and (F) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding 5 years. The inspectors of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with the requirements set forth in this subsection (d).

(vi)    For purposes of this subsection (d), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both: (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with these clauses (A) and (B) shall not include any shares: (1) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder: (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than 3 business days’ notice. The Board of Directors shall determine whether outstanding shares of the Corporation’s stock are “owned” for these purposes. The Board of Directors’ determination shall be conclusive and binding on the Corporation and its shareholders.

(vii)    The Eligible Shareholder may provide to the secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this subsection (d), the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

(viii)    The Corporation shall not be required to include, pursuant to this subsection (d), a Shareholder Nominee in its proxy materials: (A) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (B) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors, (C) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (D) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (F) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (G) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (H) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 4.

(ix)    Notwithstanding anything to the contrary set forth herein, the chair of the annual meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded, notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation, if either the Board of Directors or the chair of the annual meeting determines that the Shareholder Nominee(s) and/or the applicable Eligible Shareholder has breached its or their obligations, agreements or representations under these By-Laws.

(x)    The Eligible Shareholder shall file with the U.S. Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether Regulation 14A of the Exchange Act requires such filing or any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(xi)    No person may be a member of more than one group of persons constituting an Eligible Shareholder under this subsection (d).

(xii)    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this subsection (d) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been included in the Corporation’s proxy materials.

Section 5.    Lead Director. The Board of Directors may, at its discretion, determine that the Board of Directors shall have a lead director. The lead director shall be appointed by the independent directors and shall have such duties as may be assigned to him or her by the Board of Directors. At meetings of the shareholders and of the Board of Directors, in the absence of the chair, the lead director shall act as chair of the meetings and preside over such meetings.

Section 6.    Organization. At all meetings of the Board of Directors, the chair or, in the absence of the chair, the lead director, if any, shall act as chair of the meeting. In the chair’s absence, if there is no lead director or in the lead director’s absence, a director chosen by a majority of the directors present, shall act as chair of the meeting. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary shall act as secretary of meetings of the Board of Directors. In the absence of the secretary or an assistant secretary at such meeting, the chair of the meeting shall appoint any person to act as secretary of the meeting.

Section 7.    Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from a Board of Directors resolution to increase the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

Section 8.    Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia. Any meeting of the Board of Directors, and any action required to be taken at a meeting of the Board of Directors, may be held or taken, as applicable, by any means of remote communication by which all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 9.    Organizational Meeting. The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place (or by remote communication), without the requirement of any notice other than this provision of the By-Laws, or at such other date, time and place as the Board of Directors may determine.

Section 10.    Regular Meetings: Notice. Regular meetings of the Board of Directors shall be held at such times and places (if any) as it may from time to time determine. Notice of such meetings need not be given if the time and place (if any) have been fixed at a previous meeting.

Section 11.    Special Meetings. Special meetings of the Board of Directors shall be held whenever called by order of the chair of the Board of Directors or the lead director, if any, or by a majority of the directors then in office. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each director, addressed to his or her residence or usual place of business, at least 3 days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 12.    Waiver of Notice. Whenever any notice is required to be given to a director of any meeting of the Board of Directors or any committee thereof for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 13.    Quorum and Manner of Acting; Action by Written Consent.

(a)     Except where otherwise provided by law, a majority of the directors fixed by resolution of the Board of Directors at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given.

(b)    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if each director signs a consent describing the action to be taken and delivers it to the secretary of the Corporation.

Section 14.    Order of Business. At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 15.    Resignation of Director. Any director may resign at any time by giving written notice to the Board of Directors, the chair of the Board of Directors or the secretary of the Corporation. Unless the resignation is contingent on acceptance by the Board of Directors, or as otherwise stated in the notice of resignation, it shall take effect when delivered.

Section 16.    Committees.

(a)    In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (i) a majority of all directors in office at the time the action is being taken or (ii) the number of directors required to take action under Article II, Section 13 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

(b)    The Board of Directors, upon recommendation from the Governance Committee, if any, will appoint members to each standing committee meeting any applicable qualifications set forth in that committee’s charter and designate the committee’s chair at the Board of Directors’ annual organizational meeting or at such other time as the Board of Directors may determine. The chair and each committee member will serve until he or she resigns or is removed and a successor is appointed. If the Board of Directors does not designate a chair, the committee members may designate a chair by a majority vote. The Board of Directors may remove any committee member at any time.

(c)    Each committee of the Board of Directors will hold the number of meetings set forth in its charter and any additional meetings at the chair’s or another committee member’s request. A committee may meet in person or by any means of remote communication by which all directors participating may simultaneously hear each other during the meeting (and participation by such means shall constitute presence in person at such meeting), and may act by unanimous written consent. Each committee chair, in consultation with the other committee members and appropriate officers of the Corporation, will set the date, time and place (if any) of committee meetings and meeting agendas for that committee. Any member may suggest items for the committee’s consideration. The secretary or an assistant secretary will maintain minutes of each Committee meeting.

(d)    Unless the Board of Directors otherwise prescribes by resolution, a majority of a committee’s members constitutes a quorum for the transaction of business at a committee meeting, and the act of a majority of the committee members present at a meeting at which there is a quorum present will be the act of that committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

ARTICLE III

Executive Committee

Section 1.    How Constituted and Powers. The Board of Directors, by resolution adopted pursuant to Article II, Section 16 hereof, may designate two or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2.    Organization, Etc. The executive committee may choose a chair and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3.    Meetings. Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, may (i) be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least 3 days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 4.    Waiver of Notice. Whenever any notice is required to be given to a member of the committee of any meeting of the executive committee for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A member of the committee’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the member of the committee’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5.    Quorum and Manner of Acting. A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

Section 6.    Removal. Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 7.    Vacancies. Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE IV

Officers

Section 1.    Designation. The officers of the Corporation shall include a chair of the Board of Directors, a chief executive officer, a chief financial officer, one or more executive vice presidents, a controller, an internal auditor, a treasurer, a secretary, and such other officers or assistant officers as the Board of Directors deems necessary or advisable with such powers and duties as prescribed herein or by the Board of Directors. Any two or more offices may be held by the same person.

Section 2.    Election, Appointment, Term of Office and Qualifications. The Board of Directors shall elect annually the chair of the Board of Directors, chief executive officer, chief financial officer, one or more vice presidents including executive vice presidents, controller, internal auditor, treasurer and secretary. The Board of Directors may authorize any duly elected officer to appoint one or more other officers or assistant officers. Each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death, or removal.

Section 3.    Vacancies. If any vacancy shall occur among the officers or assistant officers of the Corporation, such vacancy may be filled by the Board of Directors or by any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer.

Section 4.    Removal. The Board of Directors may remove any officer or assistant officer at any time either with or without cause. Any officer or assistant officer appointed by another officer may likewise be removed by such officer.

Section 5.    Chair. The chair shall be chosen from among the directors. The chair shall serve as chair of the board of directors and preside at meetings of the shareholders and of the Board of Directors. The chair shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the chair shall also be the chief executive officer of the Corporation.

Section 6.    Chief Executive Officer. The chief executive officer shall be devoted to the Corporation’s business and affairs under the basic policies set by the Board of Directors and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to the Board of Directors’ notice. The chief executive officer shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors.

Section 7.    Vice Presidents. One or more vice presidents including executive vice presidents of the Corporation shall assist the chief executive officer in carrying out his or her respective duties and shall perform those duties that may from time to time be assigned to them by the Board of Directors or the chief executive officer.

Section 8.    Chief Financial Officer. The chief financial officer shall be an executive vice president of the Corporation and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 9.    Secretary. The secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors, chair, or chief executive officer may from time to time prescribe.

Section 10.    Assistant Officers. In the absence or disability of an officer, one or more assistant officers shall perform all of the duties of the officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the officer. Assistant officers shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or an officer of the Corporation.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1.    Contracts. The chair, chief executive officer, any executive vice president and such other persons as the chair, chief executive officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation. The Board of Directors, in its discretion, may authorize the power to execute any contract or other instrument on behalf of the Corporation to the lead director or the chair of a standing committee of the Corporation. No other officer, agent or employee shall, unless otherwise in these By-Laws provided or determined by or pursuant to authority delegated by the Board of Directors, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2.    Loans. The chair, chief executive officer, any executive vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3.    Voting of Stock Held. The chair, chief executive officer, any executive vice president or the secretary may from time to time cast the votes, or appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes, that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or entity, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chair, chief executive officer, any executive vice president or the secretary may attend any meeting of the holders of stock or other securities of such other corporation or entity and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation or entity.

ARTICLE VI

Certificates Representing Shares

Shares of the Corporation shall be uncertificated shares beginning on June 15, 2012. Notwithstanding the foregoing, shares represented by a certificate issued prior to June 15, 2012, shall be certificated shares until such certificate is surrendered to the Corporation. Certificates representing shares of the Corporation shall be signed by the chair, chief executive officer or any vice president and the secretary or any assistant secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile.

ARTICLE VII

Distributions

The Board of Directors may from time to time, in its discretion, declare distributions from the Corporation’s funds legally available for distributions.

ARTICLE VIII

Seal

The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the words “Mondelēz International, Inc.” and in the center the word and figures “Virginia.”

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendment

The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XI

Emergency By-Laws

If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1.    Section 7 of Article II shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

Section 2.    Section 13 of Article II shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.

ARTICLE XII

Unavailability of Officers

In the event an officer of the Company is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Company to fill such position on a temporary basis. Any person so elected shall have such title as may be conferred by the Board of Directors; shall, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws; and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or is removed by the Board of Directors.

ARTICLE XIII

Forum

Section 1.    Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum (a) the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of duty owed by any current or former director, officer, employee, shareholder or agent of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of duty, (iii) any action asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these By-Laws (in each case, as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-Laws (in each case, as may be amended from time to time), including any right, obligation, or remedy thereunder, (v) any action or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the Articles of Incorporation, these By-Laws or otherwise (unless the Corporation and the applicable party to such action or proceeding have entered into a written agreement providing for any other forum or dispute resolution process, in which case such action or proceeding shall be subject to such written agreement), (vi) any action asserting a claim governed by the internal affairs doctrine or (vii) any action asserting one or more “internal corporate claims,” as that term is defined in subsection C of Section 13.1-624 of the Virginia Stock Corporation Act (or any successor provision), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the state and federal courts within the Commonwealth of Virginia and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII. To the extent that the selected courts do not have personal jurisdiction over the indispensable parties named as defendants in any such action or proceeding, such parties must be given a reasonable opportunity to consent to such jurisdiction before any action or proceeding may be brought or maintained in any other court.

Section 2.    Enforceability. Any violation of the provisions of this Article XIII would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article XIII. If any action the subject matter of which is within the scope of this Article XIII is filed in a court other than, in the case of subsection 1(a), a Virginia circuit court or, in the case of subsection 1(b), a federal district court of the United States of America (any such other court, a “Foreign Action”) by or in the name of any shareholder (including any beneficial owner), such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the federal and state courts located within the Commonwealth of Virginia in connection with any action brought in any such court to enforce the provisions of this Article XIII and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. If any provision of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. The existence of any prior consent to an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article XIII with respect to any current or future actions or proceedings.